UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     October 4, 2006
PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
Employment Agreements.
     On October 10, 2006, Pike Electric Corporation (the “Company”) and its wholly-owned subsidiary, Pike Electric, Inc. (“Pike Electric”), entered into employment agreements with Anthony K. Slater and James R. Fox (each, an “Executive”). Mr. Slater was appointed our Chief Financial Officer on August 18, 2006, and Mr. Fox was appointed our General Counsel, Secretary and Vice President of Risk Management on September 18, 2006. Also on October 10, 2006, the Company issued a press release announcing Mr. Fox’s appointment, which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The Company previously issued a press release on August 16, 2006 announcing Mr. Slater’s appointment.
     Anthony K. Slater. The employment agreement with Mr. Slater, dated October 10, 2006, provides for his employment as Chief Financial Officer. The agreement is terminable by either party at any time for any reason, subject to certain severance and other obligations discussed below. Mr. Slater will be paid a base salary of $325,000 per year, which the Board of Directors will review annually. Mr. Slater will be granted options to purchase 30,000 shares of common stock of the Company (“Common Stock”), and will be granted 5,000 shares of restricted Common Stock. Such stock options will vest in equal amounts on the first five anniversaries of the effective date of the employment agreement, and the restricted Common Stock will vest in a lump sum on the fifth anniversary of the effective date of the employment agreement. Mr. Slater also will be entitled to participate in the other benefit plans available to senior employees of the Company.
     James R. Fox. The employment agreement with Mr. Fox, dated October 10, 2006, provides for his employment as General Counsel, Secretary and Vice President of Risk Management. The agreement is terminable by either party at any time for any reason, subject to certain severance and other obligations discussed below. Mr. Fox will be paid a base salary of $325,000 per year, which the Board of Directors will review annually. Mr. Fox will be granted options to purchase 30,000 shares of Common Stock, and will be granted 5,000 shares of restricted Common Stock. Such stock options will vest in equal amounts on the first five anniversaries of the effective date of the employment agreement, and the restricted Common Stock will vest in a lump sum on the fifth anniversary of the effective date of the employment agreement. Mr. Fox also will be entitled to participate in the other benefit plans available to senior employees of the Company.
     General. Both Mr. Slater’s and Mr. Fox’s employment agreements contain provisions concerning termination of employment and any related severance obligations, as set forth below.
          Termination Without Cause; Resignation With Good Reason. If either Executive is terminated for any reason other than death, Disability or Cause or if either such Executive resigns with Good Reason (as each such term is defined in the relevant employment agreement), he will be entitled to:
     (a) cash severance payments equal to 12 months of such Executive’s annual base salary at the time of termination, payable in equal monthly installments; and
     (b) continuation of such Executive’s medical and health insurance benefits for a period equal to the lesser of (i) 12 months or (ii) the period ending on the date such Executive first becomes entitled to health insurance benefits under any plan maintained by any person for whom such Executive provides services as an employee or otherwise.

     The foregoing severance benefits are subject to either Executive entering into and not revoking a release of claims in favor of Pike Electric and abiding by the non-competition provisions of his agreement.
          Termination With Cause; Resignation Without Good Reason. If Pike Electric terminates either Executive’s employment for Cause or if either such Executive resigns without Good Reason, Pike Electric will pay such Executive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which Pike Electric will have no further obligation under the employment agreement to such Executive.
          Death; Disability. In the event of either Executive’s termination of employment due to his death or Disability, such Executive or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all right to benefits will terminate and Pike Electric will have no further obligation under the employment agreement to such Executive.
     Other. Each Executive is also subject to certain confidentiality provisions and non-competition and non-solicitation covenants. Under the employment agreement, each Executive has agreed to neither compete with Pike Electric nor solicit customers, suppliers or employees of Pike Electric for the twelve months following termination of his employment. At Pike Electric’s election, this period may be extended for another twelve months (for a total non-compete and non-solicit period of twenty-four months), in consideration for Pike Electric providing such Executive additional severance equal to the severance that would be provided if the Executive were to have resigned with Good Reason.
     The foregoing descriptions of the employment terms of each of Mr. Slater and Mr. Fox do not purport to be complete and are qualified in their entirety by reference to the relevant underlying agreements, copies of which are attached as Exhibits 10.1 and 10.2, and are incorporated by reference herein.
2006 Bonus Awards.
     On October 4, 2006, the Compensation Committee of the Board of Directors met and, based upon the Company’s achieving certain financial goals for its fiscal year ended June 30, 2006, approved annual bonus awards for certain employees of the Company, including J. Eric Pike, our Chief Executive Officer and President, Anthony K. Slater, our Chief Financial Officer, and Jeffery L. Collins, our Chief Operating Officer. Mr. Pike will be granted options to purchase shares of Common Stock equal to the quotient of $250,000 divided by one-half of the closing price of the Common Stock on November 1, 2006, pursuant to the terms of his employment agreement with the Company and based upon the Company having achieved certain financial goals for fiscal 2006. Mr. Slater received 2,000 shares of restricted Common Stock and will receive a grant of options to purchase 10,000 shares of Common Stock. Mr. Collins received 2,000 shares of restricted Common Stock and will receive a grant of options to purchase 10,000 shares of Common Stock.
Item 5.02      Departure of Directors.
     On October 5, 2006, Andrew J. Schindler resigned from the Company’s Board of Directors. Mr. Schindler indicated that his resignation was due to personal and professional obligations and did not indicate that his resignation was the result of any disagreement with the Company. Adam P. Godfrey resigned from the Company’s Board of Directors following Mr. Schindler’s resignation, in order to ensure that the Company’s Board of Directors was comprised of a majority of independent directors. This resignation reflects the Company’s commitment to meeting the highest standards of corporate governance as reflected in the rules of the New York Stock Exchange while the Company completes its search for an additional independent director. Following these resignations, the Company is in compliance with the New York Stock Exchange’s corporate governance standards. Independent director Louis F. Terhar replaces Mr. Schindler as the Chairman of the Nominating and Governance Committee. The Company has already initiated a search for an additional independent director by again engaging the international search firm, Heidrick Struggles, that previously identified two of the Company’s current independent directors. The Company anticipates that, upon the appointment of such an additional independent director, Mr. Godfrey will rejoin the Board of Directors.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated October 10, 2006, by and between James R. Fox, Pike Electric, Inc. and Pike Electric Corporation.

10.2	Employment Agreement, dated October 10, 2006, by and between Anthony K. Slater, Pike Electric, Inc. and Pike Electric Corporation.

99.1	Press Release dated October 10, 2006, announcing the appointment of James R. Fox.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: October 10, 2006	By:	/s/ J. Eric Pike

Name: J. Eric Pike
Title: Chairman, Chief Executive Officer and President

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
October 4, 2006	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated October 10, 2006, by and between James R. Fox, Pike Electric, Inc. and Pike Electric Corporation.

10.2	Employment Agreement, dated October 10, 2006, by and between Anthony K. Slater, Pike Electric, Inc. and Pike Electric Corporation.

99.1	Press Release dated October 10, 2006, announcing the appointment of James R. Fox.